UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2022

Kalera Public Limited Company

(Exact name of registrant as specified in its charter)

Republic of Ireland	001-41439	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kalera Public Limited Company

7455 Emerald Dunes Dr., Suite 2100

Orlando, FL, 32822

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 407 559 5536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	KAL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	KALWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 22, 2022, Kalera Public Limited Company (the “Company”) held an extraordinary general meeting of shareholders (the “EGM”). As of November 8, 2022, the record date for the EGM, 91,877,828 ordinary shares were outstanding and entitled to vote at the EGM.

The matters voted on at the EGM were: (1) the approval of a reverse stock split (i.e., a consolidation of share capital under Irish law) of the ordinary shares of the Company, nominal value $0.0001 per share (the “Ordinary Shares”), at a ratio of 100-for-1 (the “Reverse Stock Split Proposal”), through which every one hundred Ordinary Shares will be consolidated into a single Ordinary Share, and (2) the approval of the adjournment of the EGM to the extent there are insufficient votes at the EGM to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

At the EGM, both of the matters voted on were approved. The final voting results were as follows:

1. The Reverse Stock Split Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions
29,418,084	4,061,462	1,042,096

2. The Adjournment Proposal.

The votes were cast for this matter as follows:

Votes For	Votes Against	Abstentions
26,695,012	3,778,157	4,048,473

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALERA PUBLIC LIMITED COMPANY

Dated December 22, 2022	By:	/s/ Fernando Cornejo
	Name:	Fernando Cornejo
	Title:	Chief Financial Officer